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                                                                EXHIBIT 99.1

FOR IMMEDIATE RELEASE

         SFAD ANNOUNCES PRE OPENING DETAILS OF IN CYBERMALL,
         THE INTERNET SHOPPING MALL FOR THE RICH AND FAMOUS.

Palm Beach, FL., December 9, 1998, Safe Technologies International, Inc., (OTC: SFAD) released a statement today regarding some of the planning and further details regarding their Internet Shopping Mall, INCyberMall.com, the mall for the 'rich and famous', scheduled to open shortly. According to Brad Tolley, Vice President of Investor Relations, "we have had many emails and numerous telephone calls from enthusiastic SFAD shareholders and other interested parties, since announcing the planned opening, wanting to have additional details about the mall".

The Mission of IN CyberMall will be to secure select partners for revenue sharing and to assemble and present a global presence of successful upmarket retailers, in a one stop shopping mall for the 'rich and famous'. The mall, with a unique shopping style and environment for shopping on the Internet, will contain, when completed, a wide range and scope of product offerings and major shopping stores on famous world shopping streets.

An innovative concept for displaying products in collections of actual stores on specific streets, will enable shoppers to browse and shop in different parts of the world on the world class shopping streets, i.e. Worth Ave., Fifth Ave., Rodeo Drive, Bond Street in London, Rue Du Faubourg Saint Honore in Paris, etc. from their homes or offices. Mall Tenants will be able to display their store fronts, interior space layouts, and products to the world with the latest available technologies, such as 'virtual tours' of stores and shopping streets.

In addition to the specific shopping streets, shoppers will also be able to browse and shop for upmarket products being presented in the mall by Retailers who do not have a actual physical presence on the Famous Shopping Street locations. These products will be organized and presented in profile categories, i.e., Fashion, Cuisine, Health & Beauty, Sports, etc., and those participating Retail Tenants will also have full access to the full range of IN CyberMall's services.

Other mall special features, i.e., Fashion Shows, Designer Trunk Shows, Society News, etc., believed to be of interest to visitors, will be offered throughout the calendar year. Management is also currently seeking an appropriate celebrity person or persons for endorsement of the mall.

In planning for ongoing successful development of the IN CyberMall concept, Management will offer a flexible Tenant package that should accommodate important retailers' needs and be cohesive with their existing marketing plans. Mall Tenants may select from a number of options for participation in the mall, i.e. Revenue Sharing or Partnering of Revenue Sales, Banner Advertising, Leasing Space in the Mall, Hosting Web Sites, Web Site Construction, or comprehensive Internet Commerce fulfillment services.

Management believes that, due to the unique concept of IN CyberMall's collection of upmarket stores on famous shopping streets, etc., the level of marketing exposure and resultant traffic to Tenants' sites should be significant and should be helpful in negotiating revenue sharing agreements with Tenants. Management is, currently, in talks with several prestigious companies, however, there are no guarantees that these negotiations will be concluded on a timely basis. With the planned opening, prior to Christmas, IN CyberMall will open with a limited number of Tenant agreements, in place. Pursuant to opening, further additional improvements to the mall, and concentration on attracting major mall Tenants will be an on going function for IN CyberMall.


Safe Technologies International Inc. (OTC: SFAD), based in Palm Beach, Florida, is a multi-faceted company with multiple areas of concentration:
Internet products, services, and Directories; Marketing, Advertising, Digital Pre-Press Graphics and Printing; customized PC systems and networks; Heath-Care/Wellness and Real Estate products, services, and software.

  SOURCE:     Safe Technologies International, Inc.,(SFAD)
  CONTACT:    Brad Tolley VP Investor Relations
  TEL:        561-832-2700
  EMAIL:      investor.relations@safetechnologies.com
  HTTP://     www.safetechnologies.com

Forward-Looking Statements: Except for the historical information contained herein, this news release may contain forward looking statements within the meaning of Section 27A of the Securities Act of l934, as amended, that may involve risks and uncertainties, including those relating to the availability of suitable financial resources, the availability of management, unproven market for SFAD's products and services as well as other risks detailed from time to time in the Company's SEC reports, including reports on Form 10KSB for the year ended November, 1997 and Form 10-QSB for the quarter ended September 30, 1998.